UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 8, 2010
U.S. BANCORP
(Exact name of registrant as specified in its charter)
1-6880
(Commission File Number)

DELAWARE	41-0255900
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)
(651) 466-3000
(Registrant’s telephone number, including area code)
(not applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On June 8, 2010, U.S. Bancorp, a Delaware corporation (the “Company”), issued a press release announcing the final results of its offer to exchange (the “Exchange Offer”) up to 1,250,000 of its Depositary Shares (the “Depositary Shares”), each representing a 1/100th interest in a share of the Company’s Series A Non-Cumulative Perpetual Preferred Stock, $100,000 liquidation preference per share, for any and all of the 1,250,000 outstanding 6.189% Fixed-to-Floating Rate Normal Income Trust Securities, liquidation amount $1,000 per security (the “Normal ITS”) of USB Capital IX (the “Trust”), as well as the results of the Company’s concurrent solicitation (the “Consent Solicitation”) of consents (the “Consents”) to proposed amendments to the Trust documents related to the Normal ITS, the indenture pursuant to which the junior subordinated notes that correspond to the Normal ITS were issued and related documents. The Exchange Offer and the Consent Solicitation each expired at 11:59 p.m. on June 7, 2010. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The press release is also being filed herewith in accordance with Rule 425 under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release dated June 8, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP
Date: June 8, 2010	By:	/s/ Lee R. Mitau
Lee R. Mitau
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX
99.1	Press release dated June 8, 2010.